Exhibit 99.1

Vycor Medical Reports Financial Results for the three and six months ended June 30th, 2017

BOCA RATON, FL (August 11, 2017) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the three and six months ended June 30, 2017.

Vycor’s revenues for the six months ended June 30, 2017 were $736,000 compared to $779,000 for the same period in 2016. Cash Operating Loss1 was $235,000, as compared to $329,000 for the same period in 2016, a reduction of 29%, and Operating Loss was $654,000 compared to $806,000, a reduction of 19%.

Highlights

●	Vycor sales grew by 11% in the US in the six months to June 30, 2017 compared to 2016, offset by reduced international sales. International sales tend to be irregular as international distributors follow a pattern of placing large stocking orders. In addition, Vycor has been in the process, during 2017, of modifying its existing VBAS product suite to make it easier to integrate with Imaging Guided Systems. The Company experienced manufacturing delays in connection with this re-engineering during the first half of 2017 and as a result has been unable to fulfill shipments of certain models, particularly for some large international orders. These delays have now been resolved and product will start to flow through during the third quarter.

●	A new clinical study on Vycor’s VBAS was published by surgeons at the Hofstra Northwell School of Medicine during the period, demonstrating a novel technique combining VBAS, neuronavigation and microsurgery. The VBAS was fundamental to this study, which concluded that the combination improves safety and patient outcomes and has broad value for the resection of a variety of deep brain lesions. In addition, a congress poster presented by surgeons at Weill Cornell was published in the Journal of Neurosurgery; this demonstrated using VBAS in effective surgery to anterior artery aneurisms and lesions of the anterior third ventricles. A total of 18 papers have now been published or presented demonstrating the clinical benefits of VBAS, 12 in the last two years.

1 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

●	During the period the US patent office issued/allowed 4 patents, all directed to the integration of neuro-navigation systems with Vycor’s VBAS retractor system. These patents complement and strengthen Vycor’s existing patent portfolio, particularly in relation to its ongoing focus to more fully integrate its VBAS product range with neuro-navigation systems without sacrificing the surgeon’s ability to visually inspect the surrounding tissue as the devices are inserted. Management believes that providing surgeons with the ability to both optically and electronically visualize the location of the VBAS retractor will further drive the product’s adoption. VBAS now has 21 granted/issued and 10 pending patents for VBAS technologies, while NovaVision has 45 granted/issued and 1 pending patents for its technologies.

●	NovaVision sales grew by 17% for the period ending June 30, 2017 compared to 2016 and new patient starts were up 55%. NovaVision currently has approximately 250 patients undergoing its therapies in the US and internationally. Patient compliance is also strong, with over 80% of patients who have started since the introduction of the Internet model completing the full 6 months of VRT, and almost 30% extending for additional therapy beyond 6 months.

Management Commentary

“We are disappointed with the Vycor division revenues in the second quarter, however this was largely due to delays created by our investment program in manufacturing and new products, and these delays have now been resolved” said Peter Zachariou, CEO of Vycor Medical. “NovaVision’s patient volumes have now outstripped the impact of our lowered pricing to patients, so we are continuing to see growth in revenues and patient numbers. We continue to decrease our Cash Operating Loss2 despite our investment in manufacturing and new products, which reduced to $235,000 for the six months compared to $329,000 for the same period in 2016.”

Second Quarter 2017 Financial Results

Revenue totaled $308,000 in the quarter ended June 30, 2017, as compared to $379,000 for the prior year, a decrease of 19%. Vycor Medical’s revenue in the period decreased by $81,000 to $252,000. Most of this decrease was accounted for by reduced international sales, which tend to be irregular as international distributors follow a pattern of placing large stocking orders. In addition Vycor has been in the process, during 2017, of modifying its existing VBAS product suite to make it easier to integrate with Imaging Guided Systems. The Company experienced manufacturing delays in connection with this re-engineering during the first half of 2017 and as a result has been unable to fulfill shipments of certain models, particularly for some large international orders. These delays have now been resolved and product will start to flow through during the third quarter.

NovaVision recorded revenues of $55,000 for the three months ended June 30, 2017, an increase of 20% over the same period in 2016. New patient starts were up 61% compared to the same period in 2016.

Operating Expenses in the quarter ended June 30, 2017 totaled $622,000 as compared to $623,000 in the prior year period, and Cash Operating Expenses3 were $416,000 as compared to $463,000, a reduction of 10%, despite the costs of our investment program. Operating Loss was $354,000, compared to $292,000 for the same period in 2016, an increase of 21%, and Cash Operating Loss2 was $148,000, as compared to $132,000.

Net Loss for the quarter ended June 30, 2017 was $361,000 as compared to $305,000 in 2016.

2 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

3 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

First Half 2017 Financial Results

Revenue totaled $736,000 in the six months ended June 30, 2017, as compared to $779,000 for the prior year, a decrease of 6%. Vycor Medical’s revenue in the period decreased by $60,000 to $622,000. Sales grew by 11% in the US in 2017 compared to 2016, offset by reduced international sales, which tend to be irregular as international distributors follow a pattern of placing large stocking orders. Vycor’s revenues were also impacted by the manufacturing delays in the period referred to above.

NovaVision recorded revenues of $114,000 for the six months ended June 30, 2017, an increase of 17% over the same period in 2016. New patient starts were up 55% compared to the same period in 2016.

Operating Expenses in the six months ended June 30, 2017 totaled $1,302,000 as compared to $1,470,000 in the prior year period, and Cash Operating Expenses4 were $883,000 as compared to $993,000, a reduction of 11%. Operating Loss was $654,000, compared to $806,000 for the same period in 2016, a decrease of 19%, and Cash Operating Loss5 was $235,000, as compared to $329,000, a decrease of 29%.

Net Loss for the six months ended June 30, 2017 was $674,000 as compared to $833,000 in 2016.

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

4 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

5 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016

Revenue	$307,684	$379,406	$736,083	$779,492
Cost of Revenues Sold	39,445	48,086	87,421	115,325
Gross Profit	268,239	331,320	648,662	664,167

Operating expenses:
Depreciation and Amortization	69,264	66,310	138,636	129,595
General and administrative	552,865	556,512	1,163,635	1,340,846
Total Operating expenses	622,129	622,822	1,302,271	1,470,441
Operating loss	(353,890)	(291,502)	(653,609)	(806,274)

Other income (expense)
Interest expense: Other	(8,809)	(12,206)	(20,853)	(24,188)
Interest expense: Related Party	-	(1,247)	(679)	(1,247)
Gain (loss) on foreign currency exchange	1,982	(408)	1,632	(1,214)
Total Other Income (expense)	(6,827)	(13,861)	(19,900)	(26,649)

Loss Before Credit for Income Taxes	(360,717)	(305,363)	(673,509)	(832,923)
Credit for income taxes	-	-	-	-
Net Loss	(360,717)	(305,363)	(673,509)	(832,923)
Preferred stock dividends	-	-	(162,185)	(88,318)
Net Loss available to common shareholders	(360,717)	(305,363)	(835,694)	(921,241)
Comprehensive Loss
Net Loss	(360,717)	(305,363)	(673,509)	(832,923)
Foreign Currency Translation Adjustment	2,959	2,921	2,959	2,921
Comprehensive Loss	(357,758)	(302,442)	(670,550)	(830,002)

Net Loss Per Share
Basic and diluted	$(0.02)	$(0.03)	$(0.05)	$(0.08)

Weighted Average Number of Shares Outstanding – Basic and Diluted	18,674,287	11,007,522	16,970,241	10,971,203

Reconciliation of Non GAAP Cash Operating Expenses and Non GAAP Cash Operating Loss Before Depreciation, Amortization and Other Non-Cash Items

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016

GAAP Operating Expenses	(622,129)	(622,822)	(1,302,271)	(1,470,441)

Non-cash depreciation	13,138	19,346	52,518	46,200
Non-cash amortization of intangible assets	56,126	46,964	86,118	83,395
Non-cash stock-based compensation	136,821	93,188	280,368	347,950

Non GAAP Cash Operating Expenses	(416,044)	(463,323)	(883,267)	(992,896)

GAAP Operating Loss	(353,890)	(291,502)	(653,609)	(806,274)

Non-cash depreciation	13,138	19,346	52,518	46,200
Non-cash amortization of intangible assets	56,126	46,964	86,118	83,395
Non-cash stock-based compensation	136,821	93,188	280,368	347,950

Non GAAP Operating loss Before
Depreciation and Amortization	(147,805)	(132,003)	(234,605)	(328,728)

Vycor Medical, Inc Contacts:

951 Broken Sound Parkway

Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com